UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 30, 2014

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2014, Cepheid and Laboratory Supply Company (“LABSCO”) entered into a purchase agreement (the “Purchase Agreement”) to terminate the Distribution Agreement by and between LABSCO and Cepheid, dated January 1, 2012 (the “Distribution Agreement”).

Pursuant to the Purchase Agreement:

•	Cepheid will purchase certain LABSCO assets related to Cepheid products distributed by LABSCO, including (i) LABSCO’s rights under certain reagent rental agreements, instrument service agreements and customer purchase orders, (ii) title to any of Cepheid’s instruments that are used by LABSCO for sales demonstration or that LABSCO holds under any reagent rental agreement, (iii) lists of LABSCO customers that have purchased Cepheid products from LABSCO (the “Customers”), (iv) Customer account information and (v) copies of all Customer contracts.

•	LABSCO will provide certain transition services to Cepheid during the period from October 1, 2014 to December 31, 2014.

•	The rights and obligations of Cepheid and LABSCO under the Distribution Agreement, including the right of LABSCO to continue to sell Cepheid’s products to existing Customers for a three-year period following termination of the Distribution Agreement, which could be extended for an additional two years in certain circumstances, are terminated as of October 1, 2014.

•	LABSCO will not sell, lease, market, license or otherwise engage in transactions involving PCF molecular testing systems and reagents that are competitive with Cepheid’s products to any of the Customers.

In connection with the Purchase Agreement, Cepheid agreed to pay to LABSCO (a) $18 million within one day of the effective date of the Purchase Agreement and (b) $3 million on or before January 31, 2015, subject to upward or downward adjustments of such amount relating to (i) the number of active Customers, (ii) the average gross margin per active Customer and (iii) the average number of Cepheid’s modules purchased by Customers.

Item 8.01	Other Events.

On October 1, 2014, Cepheid issued a press release announcing the execution of the Purchase Agreement. The press release is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Press release dated October 1, 2014 announcing the execution of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: October 1, 2014	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	Press release dated October 1, 2014 announcing the execution of the Purchase Agreement.

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